UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2017

ConforMIS, Inc.
(Exact Name of Company as Specified in Charter)

Delaware	001-37474	56-2463152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Technology Park Drive
Billerica, MA 01821
(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 345-9001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☑
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☑

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On December 18, 2017, the Board of Directors (the “Board”) of ConforMIS, Inc. (the “Company”), upon the recommendation of the Company’s compensation committee (the “Committee”), approved discretionary bonus awards pursuant to the Company’s 2017 Employee Bonus and Stock Incentive Plan (the “2017 Bonus Plan”) to certain employees of the Company, including the Company’s executive officers. In lieu of cash, bonuses were granted as shares of restricted stock, in a number based on the average closing price of the Company’s stock on the Nasdaq Global Select Market for the 60 calendar days preceding the grant date (the “Bonus Shares”). The Bonus Shares are fully vested as of the grant date.

The target bonus under the 2017 Bonus Plan is a percentage of an individual employee’s base salary, and is earned based on the achievement of individual and corporate performance objectives, including achieving revenue and gross margin performance targets determined by the Committee. Based on its evaluation of Company performance and the recommendation of the Committee, the Board awarded bonuses equivalent to 40% of the target bonuses, and approved the following grants of Bonus Shares to the Company’s executive officers:

Individual	Cash Equivalent ($)	Number of Shares
Mark Augusti	$156,000	48,844
Paul Weiner	$70,019	21,923
Daniel Steines	$51,582	16,150

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFORMIS, INC.

Date: December 22, 2017	By:	/s/Paul Weiner
Paul Weiner
Chief Financial Officer